UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	26-0513559
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

400 East Thomas Street Hammond, Louisiana	70401

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1,000 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249169

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of First Guaranty Bancshares, Inc., a Louisiana corporation (the “Corporation”), each representing a 1/40th interest in a share of the Corporation’s 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1,000 per share, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). The descriptions set forth under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated April 22, 2021 relating to the Depositary Shares, filed with the Securities and Exchange Commission on April 22, 2021 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (File No. 333-249169) of the Registrant, filed with the Securities and Exchange Commission on September 30, 2020 and effective as of October 26, 2020, are each incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3 filed on August 2, 2007)

3.2	Articles of Amendment to the Restated Articles of Incorporation of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 23, 2011)

3.3	Bylaws of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12G3 filed on August 2, 2007)

3.4	Amendment to Bylaws of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K12G3 filed on August 2, 2007)

3.5	Articles of Amendment to the Restated Articles of Incorporation of First Guaranty Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)

4.1	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to the Registrant’s Registration of Securities on Form 8-A12B filed on November 5, 2015)

4.2	Specimen Certificate representing the 6.75% Series A Fixed-Rated Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)

4.3	Deposit Agreement, dated April 27, 2021, among First Guaranty Bancshares, Inc., Zions Bancorporation, National Association, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 27, 2021)

4.4	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.3 of this Registration Statement on Form 8-A)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
President, Chief Executive Officer and Director

Date: April 27, 2021

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